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                                                                    EXHIBIT 99.3

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                              FORT WORTH DIVISION

IN RE:                             (S) Chapter
                                   (S)
KITTY HAWK, INC., et al.           (S) Case No. 400-42069-BJH and
                                   (S) Case Nos. 400-42141 through
      Debtors                      (S) Case No. 400-42149
                                   (S)
                                   (S) Jointly Administered Under
                                   (S) Case No. 400-42141-BJH

       Notice to Stockholders of Kitty Hawk, Inc. Regarding the Debtors'
                Joint Plan of Reorganization Dated May 22, 2002

     As you should be aware, Kitty Hawk, Inc. and its subsidiaries (collectively, the "Debtors") are currently debtors-in-possession in Chapter 11 bankruptcy cases. The Debtors have proposed the Debtors' Joint Plan of Reorganization Dated May 22, 2002 (the "Plan") and the Bankruptcy Court has authorized the Debtors to solicit acceptances or rejections of the Plan from holders of claims and equity interests. Because the Debtors have insufficient assets to provide any distribution or value to the stockholders of Kitty Hawk, Inc., your stock is being canceled and you are deemed to have rejected the Plan and are not being asked to vote on it.

     Immediately before the bankruptcies were filed, Kitty Hawk International suspended operations. The Debtors now seek to reorganize primarily around their scheduled airfreight overnight business.

     The Plan provides for the post-confirmation merger of most of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk Cargo, Inc./1/ and for the continuation of the Debtors' core business. The Debtors will have reduced the Bank Group's Secured Claims to approximately $6 million/2/ as a result of paydowns required by various cash collateral orders. Reorganized Kitty Hawk hopes to enter into a revolving working capital facility with a new lender on the Effective Date which will have an availability of up to $10 million based on commercially reasonable borrowing base formulas. If Reorganized Kitty Hawk is successful in acquiring a revolver before the Effective Date, the Bank Group's Secured Claims will be repaid on the Effective Date. If not, the Reorganized Debtors will deliver a short term note to the Bank Group in satisfaction of the Bank Group Secured Claims. The Secured Claim of First Source will be paid pursuant to its terms. Administrative and Priority Claims will be paid from cash on hand, asset sales and the proceeds of the working capital facility. As part of a settlement with the holders of the Senior Notes, Noteholders will receive a cash payment of approximately $28 million and 80% of the New Common Stock on account of the Noteholders' Adequate Protection Claim. The claims against the Debtors will be consolidated for distribution purposes. Holders of Allowed Unsecured Claims will receive their pro rata share of 14% of the issued and outstanding stock of Reorganized Kitty Hawk. The remaining 6% of the stock will be distributed to Pegasus and Wren, the holders of large post-petition claims that are being restructured. All of the Old Common Stock in Kitty Hawk will be cancelled and shareholders will receive nothing on account of their interests in the Debtors.

     Because unsecured creditors are not being paid in full, the priority scheme of the Bankruptcy Code provides that stockholders may not receive a distribution on account of their equity interests in Kitty Hawk. The stock of Kitty Hawk, Inc. is canceled under the Plan.

     The Bankruptcy Court has scheduled the Confirmation Hearing for July 2, 2002 at 9:00 a.m., Central Time, before the Honorable Barbara Houser, United States Bankruptcy Judge, U.S. Bankruptcy Court, 1100 Commerce Street, Dallas, Texas 75242. The Confirmation Hearing may be adjourned from time to time by oral notice at such hearing. If you object to confirmation of the Plan, you must file a written objection with the Clerk for the Bankruptcy Court in Fort Worth, Texas, 147 U.S. Courthouse, 501 West 10/th/ Street, Fort Worth, Texas 76102-3643 on or before June 25, 2002 at 4:30 p.m. Fort Worth, Texas Time and serve a copy
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on the following:

___________________________

     /1/Kitty Hawk Aircargo (a Texas corporation), will remain a wholly-owned subsidiary of Reorganized Kitty Hawk.

     /2/This number is subject to reduction in the event that certain professional fees and interest paid to the Bank Group are determined by the Court to be reductions of principal. The Indenture Trustee and the Unofficial Noteholders' Committee intend to seek such relief.

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
For the Debtors                                   Indenture Trustee's Counsel
---------------                                   ---------------------------
James R. Craig                                    GARDNER, CARTON & DOUGLAS
Kitty Hawk, Inc.                                  Jeffrey Schwartz
P.O. Box 612787                                   321 N. Clark Street, 34/th/ Floor
DFW Int'l Airport, Texas 75261                    Chicago, IL 60610
Telephone: (972) 456-2200                         Telephone: (312) 644-3000
Telecopy:  (972) 456-2449                         Telecopy:  (312) 644-3381

Debtors' Counsel                                  Unofficial Noteholders Committee's Counsel
----------------                                  -----------------------------------------

HAYNES AND BOONE, LLP                             WACHTELL, LIPTON, ROSEN & KATZ
John D. Penn                                      Scott Charles
201 Main Street, Ste. 2200                        51 West 52/nd/ Street
Fort Worth, Texas 76201                           New York, NY 10019-6150
Telephone: (817) 347-6610                         Telephone: (212) 403-1000
Telecopy:  (817) 348-2300                         Telecopy:  (212) 403-2000

Office of the United States Trustee               Address of Bankruptcy Court Clerk
-----------------------------------               ---------------------------------
George McElreath
Office of the United States Trustee               United States Bankruptcy Court, Northern District
1100 Commerce Street, Room 9C60                   of Texas, Fort Worth Division
Dallas, Texas 75242                               147 U.S. Courthouse
Telephone: (214) 767-8967                         501 West 10th Street
Telecopy:  (214) 767-8971                         Fort Worth, Texas 76102

Official Committee of Unsecured Creditors
-----------------------------------------
DIAMOND McCARTHY TAYLOR & FINLEY
Kyung S. Lee
909 Fannin, Suite 1500
Houston, Texas 77010
Telephone: (713) 333-5125
Telecopy:  (713) 333-5195

     Pursuant to an order of the Bankruptcy Court, the Debtors will not provide you with a copy of the Plan or Disclosure Statement for the Plan unless you request a copy in writing. Please direct your requests for copies to:

                            Haynes and Boone, L.L.P.
                          901 Main Street, Suite 3100
                            Dallas, Texas 75201-3714
                                 Attn: Ian Peck

     You may also access the Plan and Disclosure Statement in the EDGAR database of the Securities and Exchange Commission which is accessible at www.sec.gov and
                                                                 -----------
through a number of investment services on the Internet. The Plan and Disclosure Statement will also be posted on the website maintained by counsel for the Debtors at www.haynesboone.com/kittyhawk.
           -----------------------------

     Any questions reqarding this notice should be directed to one of the following attorneys with Haynes and Boone, L.L.P., attorneys for the Debtors:

John Penn      817-347-6610            Ian Peck                  214-651-5144
Sarah Foster   512-867-8412            Robert D. Albergotti      214-651-5613

     NOTICE: IF YOU HOLD EQUITY SECURITIES OF KITTY HAWK, INC. AS NOMINEE OR FOR THE BENEFIT OF ANOTHER PARTY, YOU ARE DIRECTED TO DELIVER A COPY OF THIS NOTICE TO ALL BENEFICIAL HOLDERS OF SUCH EQUITY SECURITIES REGISTERED UNDER YOUR NAME.